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                                                                   EXHIBIT 10.12


                        STERLING ELECTRONIC CORPORATION
                           BROAD BASE SEVERANCE PLAN


         This Sterling Electronics Corporation Broad Base Severance Plan ("Plan") is hereby adopted as of this 14TH day of November, 1995, by STERLING ELECTRONICS CORPORATION, a Nevada corporation (the "Company"), for the benefit of its eligible employees.

                                   WITNESSETH

         Whereas, the Covered Employees (as defined below) are currently employed by the Company or an Affiliate or Associate (as defined below); and

         Whereas, the Company desires to establish the Plan to provide security to the Covered Employees in connection with the Covered Employees' employment with the Company or an Affiliate or Associate in the event of a Change in Control affecting the Company;

         Now, Therefore, the Company hereby establishes the Plan as set forth below.

         1.      Definitions.  For purposes of this Plan:

                 (a) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                 (b) "Beneficiary" shall mean the person or entity designated by a Covered Employee, by written instrument delivered to the Company, to receive the benefits payable under this Plan in the event of his death. If a Covered Employee fails to designate a Beneficiary, or if no Beneficiary survives the Covered Employee, such death benefits shall be paid:

                          (1)     to his surviving spouse; or
                          (2)     if there is no surviving spouse, to his
                                  living descendants per stirpes; or
                          (3) if there is neither a surviving spouse nor descendants, to his duly appointed and qualified executor or personal representative.

                 (c) A "Change in Control" shall be deemed to take place on the occurrence of any of the following events without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately prior to such event; provided that, in the case of an event described in (1) or (3) below, such approval occurs before the time of such event and, in the case of an event described in (2) below, such approval occurs prior to the time that any other party to the event described in (2) (or any





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                          Affiliate or Associate thereof) acquires 25% or more
                          of the outstanding shares of Common Stock of the
                          Company:

                                        (1)     the Continuing Directors no
                                  longer constitute at least two thirds (2/3) of the total number of directors of the Company;

                                        (2)     any person or group of persons
                                  (as defined in Rule 13d-5 under the
                                  Securities Exchange Act of 1934, as amended), together with its Affiliates, become the beneficial owner, directly or indirectly, of twenty-five percent (25%) of the Company's then outstanding Common Stock, $0.50 par value, or twenty-five percent (25%) or more the total voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors;

                                        (3)     the approval by the Company's
                                  shareholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds (2/3) of the directors of the surviving corporation or business organization of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such corporation or business organization; or

                                        (4)     at least two-thirds (2/3) of
                                  the continuing Directors in office
                                  immediately prior to any other action
                                  proposed to be taken by the Company's
                                  shareholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

                 (d) "Continuing Director" means any individual who is a member of the Company's Board of Directors on the date hereof or was designated (before such person's initial election as a director) as a Continuing Director by two-thirds (2/3) of the




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                          then Continuing Directors.

                 (e) "Covered Employee" shall mean a common-law employee of the Company or an Affiliate or Associate who (i) is compensated on salaried basis and (ii) has been employed by the Company or an Affiliate or Associate for at least twelve months prior to a Change of Control, other than an employee who is covered by an agreement providing payments and benefits upon a Change in Control that are at least as valuable, in the aggregate, as the payments and benefits provided under this Plan (including the Company's Upper Management Severance Plan). The Chief Executive Officer of the Company shall be responsible for determining which employees of the Company are subject to the provisions of this Plan and the determination of the Chief Executive Officer shall be binding and conclusive.

                 (f) "Good Cause" shall be deemed to exist with respect to a Covered Employee if, and only if:

                          (1) The Covered Employee engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intention wrongdoing, in each case that results in substantial harm to the business or property of the Company or any Affiliate; or

                          (2) The Covered Employee is convicted of a criminal violation involving fraud or dishonesty.

                 (g) "Retirement Plan" shall mean any qualified or supplemental employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or hereinafter made available by the Company or an Affiliate or Associate in which a Covered Employee is eligible to participate.

                 (h) "Salary" shall mean the Covered Employee's annual base salary rate at the greater of (1) the date of the Change in Control, or (2) the date the Covered Employee's employment with the Company or an Affiliate or Associate terminates.

                 (i) "Severance Period" shall mean the period beginning on the date a Covered Employee's employment with the Company or an Affiliate or Associate terminates under circumstances described in




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                          subsection 2(a) and ending after the expiration of
                          period equal to one week for each full year of service or employment with the Company or its Affiliate or Associate prior to the date of such termination.

                 (j) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan or life insurance plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by the Company or an Affiliate or Associate in which a Covered Employee is eligible to participate.

         2.      Benefits Upon Termination of Employment.

                 (a) The following provisions will apply if, at any time within the twelve months after a Change in Control occurs, (i) the employment of a Covered Employee with the Company and all Affiliates or Associates is terminated by the Company or such Affiliates or Associates for any reason other than Good Cause, or
                          (ii) the Covered Employee terminates his employment with the Company and all Affiliates or Associates for any reason:

                          (1) the Company shall, within thirty (30) days of such Covered Employee's termination, make a lump sum cash payment to the Covered Employee or his or her Beneficiary in an amount equal to the one week's Salary for each full year of service or employment with the Company or its Affiliate or Associate prior to the date of such termination.

                          (2) The Covered Employee or his Beneficiary, or any other person entitled to receive benefits with respect to the Covered Employee under any Retirement Plan, Welfare Plan, or other plan or program maintained by the Company or any Affiliate or Associate in which he participates at the date of termination of employment, shall receive any and all benefits accrued under any such Plan or other plan or program to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plan, Welfare Plan or other plan or program, and the Covered Employee's employment shall be deemed to have terminated by reason of retirement, and without regard to vesting limitations in all such Plans and other plans or programs, under circumstances that have the most




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                                  favorable result for the Covered Employee
                                  thereunder. Payment shall be made at the earliest date permitted under any such Plan or other plan or program.

                 (b) If the employment of a Covered Employee with the Company and all Affiliates and Associates is terminated by the Company, such Affiliates, Associates or the Covered Employee other than under circumstances set forth in subsection 2(a), the Covered Employee's compensation shall be paid through the date of his termination, and the Company shall have no further obligation with respect to the Covered Employee under this Plan. Such termination shall have no effect upon a Covered Employee's other rights, including but not limited to rights under any Retirement Plan, any Welfare Plan or any other employer plan or program.

                 (c) Notwithstanding anything herein to the contrary, in the event that, at any time within twelve months after a Change in Control occurs, the Company or an Affiliate or Associate shall terminate the employment of a Covered Employee for Good Cause, the Company or such Affiliate or Associate shall give the Covered Employee at least thirty (30) days' prior written notice specifying in detail the reason or reasons for the Covered Employee's termination.

                 (d) This Plan shall have no effect, and the Company shall have no obligations hereunder, with respect to a Covered Employee whose employment terminates for any reason at any time other than within twelve months after a Change in Control.

         3. Setoff. No payments or benefits payable to or with respect to a Covered Employee pursuant to this Plan shall be reduced by any amount the Covered Employee or his spouse or Beneficiary may owe to the Company or any Affiliate or Associate, or any amount the Covered Employee may earn or receive from employment with another employer or from any other source.

         4. Death. If a Covered Employee's employment with the Company and all Affiliates or Associates terminates under circumstances described in subsection 2(a) or (b), then upon the Covered Employee's subsequent death, all unpaid amounts payable to the Covered Employee under subsection 2(a)(1) shall be paid to his Beneficiary. Such death shall not affect the right of a Beneficiary of a Covered Employee to participate in




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                 the benefits under any Welfare Plan or Benefit Plan to the extent such participation is provided for under such plan.


         5. No Solicitation of Representatives and Employees. During the Severance Period, no Covered Employee shall, directly or indirectly, in his individual capacity or otherwise, induce, cause, persuade, or attempt to induce, cause or persuade any representative, agent or employee of the Company or any of its Affiliates and Associates to terminate such person's employment relationship with the Company or any of its Affiliates and Associates, or to violate the terms of any agreement between said representative, agent or employee and the Company or any of its Affiliates or Associates.

         6. Confidentiality. Preservation of a continuing business relationship between the Company or its Affiliates and Associates and their respective customers, representatives, and employees is of critical importance to the continued business success of the Company, its Affiliates and Associates and it is the active policy of the Company, its Affiliates and Associates to guard as confidential certain information not available to the public relating to the business affairs of the Company, its Affiliates and Associates. In view of the foregoing, no Covered Employee shall, without the prior written consent of the Company, disclose to any person or entity any such confidential information that was obtained by the Covered Employee in the course of his employment by the Company or any of its Affiliates or Associates. This section shall not be applicable if and to the extent the Covered Employee is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge or is otherwise required by law to disclose such information.

         7. Forfeiture. If a Covered Employee shall at any time violate any obligation of his under Section 5 or 6 in a manner that results in material damage to the Company, any Affiliate or Associate, or its business, he shall immediately forfeit his right to any benefits under this Plan, and the Company and its Affiliates and Associates shall thereafter have no further obligation hereunder to the Covered Employee or his spouse, Beneficiary or any other person.

         8. Employee Assignment. No interest of any Covered Employee, his spouse or any Beneficiary under this Plan, or any right to receive any payment or




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                 distribution hereunder, shall be subject in any manner
                 to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Covered Employee or his spouse or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

         9. Benefits Unfunded. All rights under this Plan of the Covered Employees and their spouses and Beneficiaries shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Covered Employees, their spouses and Beneficiaries shall have only the rights of general unsecured creditors of the Company and its Affiliates and Associates.

         10. Applicable Law. This Plan shall be construed and interpreted pursuant to the laws of Texas.

         11. No Employment Contract. Nothing contained in this Plan shall be construed to be an employment contract between a Covered Employee and the Company or any Affiliate or Associate.

         12. Severability. In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.

         13. Successors. The Plan shall be binding upon and inure to the benefit of the Company, the Covered Employees and their respective heirs, representatives and successors.

         14. Litigation Expenses. The Company shall pay the litigation expenses, including reasonable attorneys' fees, incurred by any Covered Employee, spouse or Beneficiary in a suit against the Company or any Affiliate or Associate in which such Covered Employee, spouse or Beneficiary successfully sues to enforce his rights under the Plan.

         15. Amendment and Termination. the Company shall have the right to amend the Plan from time to time and may terminate the Plan at any time; provided that within twelve months following a Change in Control (i) no amendment may be made that diminishes any Covered Employee's right in the event of a termination of employment, following such Change in Control, and (ii)





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                 the Plan may not be terminated.

         16. Notice. Notices under this Plan shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other party by written notice:

                 If to the Company:

                          Sterling Electronics Corporation
                          4201 Southwest Freeway
                          Houston, Texas 77027
                          Attention:

                 with a copy to:

                          Schlanger, Mills, Mayer & Grossberg, L.L.P.
                          5847 San Felipe, Suite 1700
                          Houston, TX   77057
                          Attn:  Kyle Longhofer

                 If to a Covered Employee: The address last indicated on the records of the Company.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officer, all of the day and year first above written.

                                                STERLING ELECTRONICS CORPORATION

                                                By: RONALD SPOLANE
                                                   -----------------------------
Attest:

DAVID SPOLANE
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